UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2014

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12900 Snow Road
Parma, Ohio 44130
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 17, 2014, Craig S. Shular, age 61, the Chairman, Chief Executive Officer and President of GrafTech International Ltd. (the “Company”) decided to retire as Chief Executive Officer and President, and the Board of Directors of the Company appointed Joel L. Hawthorne as the Chief Executive Officer and President of the Company and elected him a director of the Company, effective immediately. Mr. Shular will continue to serve as the Company’s executive Chairman through 2014.
Mr. Hawthorne, age 49, joined the financial team of the Company as Director of Investor Relations in 1999. During his time in Investor Relations, Joel was an integral part of the management team that turned around the Company. As part of this team, he played a key role in various equity, bond and bank debt offerings. In 2001, he moved into operations as Director of Electrode Sales & Marketing, United States and Canada. In 2003, he was promoted to Director of Electrode Marketing and Sales for the Americas and, in 2005, he was appointed Director of Worldwide Marketing and Americas Sales. During this period, Joel was instrumental in the development of global sales and marketing strategies and execution for the graphite electrodes business and a driving force in more than doubling sales to over $1 billion. In 2009, Joel was appointed Vice President, Global Marketing & Sales, Industrial Materials with responsibility for worldwide sales, strategy and tactical planning. In 2011, Mr. Hawthorne was promoted to President, Engineered Solutions and over the last three years he led the segment to more than 20% annual sales growth rates through many successful new product introductions.
Prior to joining the Company, Mr. Hawthorne had over ten years of experience in the steel industry with extensive financial and strategic planning experience including Director of Strategic Planning for a major steel company. Mr. Hawthorne holds a Bachelor of Science degree (accounting) and a Master of Science degree (business education) from the University of Akron.
A copy of the press release issued on January 21, 2014 announcing Mr. Hawthorne’s appointment is attached hereto as Exhibit 99.1 and incorporated by reference herein.
There are no arrangements or understandings between Mr. Hawthorne and any other person pursuant to which Mr. Hawthorne was appointed as an officer or director of the Company. There are no family relationships between Mr. Hawthorne and any director or executive officer of the Company. Mr. Hawthorne is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Hawthorne's compensation arrangements have previously been disclosed in the Company's proxy statement for its 2013 annual meeting.
The Company also announced that Lionel Batty, age 54, has been named President of Engineered Solutions.  Mr. Batty has been with the company for 30 years and has been President of the graphite electrode business for the past two years, where he had global business responsibility.
Mr. Batty was Vice President of Research and Development from 1999 to 2011 having global responsibility for the Company’s research and development in all of its lines of business. From 1994 to 1998, Mr. Batty was the Applied Technology Manager in Europe. Prior to that, Lionel held various domestic and international graphite facility operation positions at various Company locations. He has a Bachelor of Science degree in chemical engineering from Imperial College, London, and an MBA from Sheffield Hallam University, England.
A copy of the press release issued on January 21, 2014 announcing Mr. Batty’s appointment is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.
On January 21, 2014, the Company provided an update and reconfirmed savings targets on its global rationalization initiatives previously announced in October 2013.
A copy of the press release issued on January 21, 2014, updating the savings targets is furnished herewith as Exhibit 99.3. Such press release shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 and shall not be incorporated by reference in any filing under the Securities Act of 1933 except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhits.
(d)   Exhibits.

99.1	Press release of GrafTech International Ltd., dated January 21, 2014 regarding appointment of Joel Hawthorne,
99.2	Press release of GrafTech International Ltd., dated January 21, 2014 regarding appointment of Lionel Batty.
99.3	Press release of GrafTech International Ltd., dated January 21, 2014 regarding global rationalization initiatives.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	January 21, 2014	By:	/s/ John D. Moran
John D. Moran
Vice President, General Counsel and Secretary

EXHIBIT INDEX
99.1	Press release dated January 21, 2014 regarding the appointment of Joel Hawthorne

99.2	Press release dated January 21, 2014 regarding the appointment of Lionel Batty

99.3	Press release dated January 21, 2014 regarding global rationalization initiatives